Exhibit 10.2

AMENDMENT TO COMMERCIAL LEASE

MAY 3, 2023

THIS AMENDMENT TO COMMERCIAL LEASE (this “Amendment”) is dated and made effective May 3, 2023, by and between CHALET PROPERTIES, LLC (“Landlord”), and VITAMIN COTTAGE NATURAL FOOD MARKETS, INC. (“Tenant”).

RECITALS

A.         Landlord and Tenant are parties to that certain Commercial Lease dated June 1, 2006 (such Commercial Lease, as amended, the “Lease”), with respect to certain premises (the “Premises”) located at 7745 Wadsworth Blvd., Arvada, CO 80003, all as more fully described in the Lease.

B.         Landlord and Tenant desire to extend the Term of the Lease and to otherwise amend the Lease as hereinafter set forth. All capitalized terms used in this Amendment and not separately defined herein shall bear the meaning assigned to them in the Lease.

AMENDMENT:

Now therefore, for good and valuable consideration, the receipt and legal sufficiency of which the parties acknowledge, the parties agree as follows:

1.    Extension of Term. The Term of the Lease is hereby extended by eighty-five (85) months to June 30, 2033 (the “Expiration Date”). For purposes of this Amendment the “Extension Term” means the portion of the Term commencing on July 1, 2023 and expiring on the Expiration Date. The Term of the Lease shall end at 11:59 p.m. on the Expiration Date, unless sooner terminated, or renewed, in accordance with the terms of the Lease.

2.    Renewal Options. Tenant is hereby granted three (3) five (5)-year options to renew the Lease (each option, a “Renewal Option”, and each renewal term, a “Renewal Term”), with each Renewal Term to commence immediately upon the expiration of the Extension Term, or then-current Renewal Term, as applicable, upon the same terms and conditions of the Lease, as amended hereby, except Base Rent during the Renewal Terms shall be as set forth in Section 3 below. Tenant shall give Landlord written notice of Tenant’s exercise of a Renewal Option at least ninety (90) days prior to the expiration of the Extension Term or then-current Renewal Term, as applicable (such notice, a “Renewal Notice”). Notwithstanding the foregoing or anything in the Lease to the contrary, should Tenant fail to timely provide a Renewal Notice, Landlord will notify Tenant in writing that it has missed the deadline and Tenant shall have ten (10) days after receipt of such notice from Landlord to provide Landlord with a Renewal Notice. If Tenant fails to provide such Renewal Notice to Landlord within such ten (10)-day period, Tenant’s Renewal Option (and any future Renewal Option) will be terminated and Tenant will be deemed to have waived its Renewal Option. The Renewal Options herein provided replace any option to renew previously granted to Tenant under the Lease; any such previously granted option to renew is null and void. Tenant’s right to exercise any Renewal Option is subject to the condition that, on the date that Tenant delivers its Renewal Notice, Tenant is not in default under the Lease beyond the expiration of any applicable period of notice and cure.

3.    Base Rent. Notwithstanding anything in the Lease to the contrary, the monthly Base Rent for the Premises during the Extension Term and each Renewal Term shall be as follows:

Period	Monthly Installment of Base Rent
Extension Term
7/01/23 – 6/30/28	$21,000.00
7/01/28 – 6/30/33	$21,750.00
First Renewal Term*
7/01/33 – 6/30/38	$22,500.00
Second Renewal Term*
7/01/38 – 6/30/43	$23,500.00
Third Renewal Term*
7/01/43 – 6/30/48	$24,500.00

* if exercised by Tenant

4.    Ratification. Except as expressly amended by this Amendment, all of the terms and conditions of the Lease remain unmodified and continue in full force and effect. The Lease, as hereby amended, is hereby ratified and affirmed in all respects. If anything contained in this Amendment conflicts with any terms of the Lease, the terms of this Amendment shall prevail.

5.    Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but which, taken together, shall be one original agreement. Any counterpart of this Amendment may be executed and delivered by electronic transmission (including, without limitation, e-mail or by portable document format (pdf)) and shall have the same force and effect as an original.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Amendment to Commercial Lease effective as of the date first above written.

TENANT:

VITAMIN COTTAGE NATURAL FOOD MARKETS, INC.

By:	/s/ Kemper Isely
Print Name: Kemper Isely
Print Title: Co-President

LANDLORD:

CHALET PROPERTIES, LLC

By:	/s/ Zephyr Isely
Print Name: Zephyr Isely
Print Title: Manager

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